EXHIBIT 5.5
[Sonnenschein, Nath & Rosenthal LLP Letterhead]
January 19, 2010
Ameristar Casinos, Inc.
3773 Howard Hughes Parkway
Suite 490S
Las Vegas, Nevada 89169
Re:	Registration Statement on Form S-4 $650,000,000 Principal Amount of 9 1/4% Senior Notes due 2014
Ladies and Gentlemen:
     We have acted as special Missouri counsel to each of Ameristar Casino St. Charles, Inc., a Missouri corporation (“Ameristar St. Charles”), Ameristar Casino Kansas City, Inc., a Missouri corporation (“Ameristar Kansas City”), and Ameristar Casino St. Louis, Inc., a Missouri corporation (“Ameristar St. Louis” and together with Ameristar St. Charles and Ameristar Kansas City, the “Missouri Guarantors”), in connection with the registration under the Securities Act of 1933, as amended (the “Act”) pursuant to the registration statement on Form S-4 (the “Registration Statement”) filed with the Securities and Exchange Commission, of (i) $650,000,000 principal amount of 9 1/4% Senior Notes due 2014 (the “Notes”) of Ameristar Casinos, Inc., a Nevada corporation (the “Company”), to be issued in exchange for the Company’s outstanding 9 1/4% Senior Notes due 2014 pursuant to the Indenture, dated as of May 27, 2009 (as supplemented, the “Indenture”), among the Company, the Missouri Guarantors and other subsidiaries of the Company acting as guarantors and Deutsche Bank Trust Company Americas, as trustee (the “Original Trustee”), as supplemented by that First Supplemental Indenture, dated as of December 7, 2009, among the Company, the Original Trustee, and Wilmington Trust FSB, as the successor trustee, and (ii) the Guarantees of each of the Missouri Guarantors (the “Missouri Guarantees”) endorsed upon the Notes.
     As such special Missouri counsel, and for the purpose of rendering this opinion, we have examined originals, certified copies or copies otherwise identified to us as being true copies of the following:
     (i) the Indenture;

     (ii) the Registration Statement (including the Prospectus);
     (iii) the Missouri Guarantees;
     (iv) the Articles of Incorporation of Ameristar St. Louis, as amended to date;
     (v) the Articles of Incorporation of Ameristar St. Charles, as amended to date;
     (vi) the Articles of Incorporation of Ameristar Kansas City, as amended to date;
     (vii) the Bylaws of Ameristar St. Louis, as amended to date;
     (viii) the Bylaws of Ameristar St. Charles, as amended to date;
     (ix) the Bylaws of Ameristar Kansas City, as amended to date;
     (x) the Unanimous Written Consent of the Board of Directors of Ameristar St. Louis, the Board of Directors of Ameristar St. Charles, the Board of Directors of Ameristar Kansas City and others, dated May 8, 2009;
     (xi) the certificate of an officer of Ameristar St. Louis dated as of January 11, 2010 as to certain factual matters;
     (xii) the certificate of an officer of Ameristar St. Charles dated as of January 11, 2010 as to certain factual matters;
     (xiii) the certificate of an officer of Ameristar Kansas City dated as of January 11, 2010 as to certain factual matters; and
     (xiv)  such other documents, records certificates and instruments as we have deemed relevant to enable us to render the opinions set forth herein.
     In our capacity as special Missouri counsel to the Missouri Guarantors in connection with such registration, we are familiar with the proceedings taken and proposed to be taken by the Missouri Guarantors in connection with the authorization and issuance of the Notes and the Missouri Guarantees.
     In our examination, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, photostatic or facsimile copies and the authenticity of the originals of such copies.
     While certain members of our firm are admitted to practice in other jurisdictions, for purposes of this letter, we have examined only the laws of the State of Missouri. No opinion is expressed herein with respect to (i) the qualification of the Notes or Missouri Guarantees under the securities or blue sky laws of any federal, state or any foreign jurisdiction, (ii) the compliance with any federal or state law, rule or regulation relating to securities, or to the sale or issuance thereof, (iii) tax, insolvency, antitrust, unfair competition, pension, employee benefit, environmental, land use, intellectual property, banking, insurance, labor, racketeering, and health and safety laws or (iv) any county, municipality or other political subdivision or local governmental agency or authority laws.

     Based upon the foregoing and in reliance thereon, and subject to the qualifications herein stated, we are of the opinion that:
     1. Ameristar St. Charles is a corporation incorporated and validly existing under the laws of the State of Missouri.
     2. Ameristar Kansas City is a corporation incorporated and validly existing under the laws of the State of Missouri.
     3. Ameristar St. Louis is a corporation incorporated and validly existing under the laws of the State of Missouri.
     4. Ameristar St. Charles has the corporate power to execute, deliver and perform its obligations under the Indenture and the Missouri Guarantee to which it is a party.
     5. Ameristar Kansas City has the corporate power to execute, deliver and perform its obligations under the Indenture and the Missouri Guarantee to which it is a party.
     6. Ameristar St. Louis has the corporate power to execute, deliver and perform its obligations under the Indenture and the Missouri Guarantee to which it is a party.
     7. Ameristar St. Charles has taken all necessary corporate action to authorize the execution and delivery of and performance of its obligations under the Indenture and the Missouri Guarantee to which it is a party, and has duly executed and delivered the Indenture and the Missouri Guarantee to which it is a party.
     8. Ameristar Kansas City has taken all necessary corporate action to authorize the execution and delivery of and performance of its obligations under the Indenture and the Missouri Guarantee to which it is a party, and has duly executed and delivered the Indenture and the Missouri Guarantee to which it is a party.
     9. Ameristar St. Louis has taken all necessary corporate action to authorize the execution and delivery of and performance of its obligations under the Indenture and the Missouri Guarantee to which it is a party, and has duly executed and delivered the Indenture and the Missouri Guarantee to which it is a party.
     10. The execution and delivery by Ameristar St. Charles of the Indenture and the Missouri Guarantee to which it is a party, and the performance by Ameristar St. Charles of its obligations under the Indenture and the Missouri Guarantee to which it is a party, do not require Ameristar St. Charles to obtain any approval by or make any filing with any governmental authority under any statute, rule or regulation of the State of Missouri, other than approvals and filings previously obtained or made and in full force and effect.
     11. The execution and delivery by Ameristar Kansas City of the Indenture and the Missouri Guarantee to which it is a party, and the performance by Ameristar Kansas City of its obligations under the Indenture and the Missouri Guarantee to which it is a party, do not require Ameristar Kansas City to obtain any approval by or make any filing with any governmental authority under any statute, rule or regulation of the State of Missouri, other than approvals and filings previously obtained or made and in full force and effect.

     12. The execution and delivery by Ameristar St. Louis of the Indenture and the Missouri Guarantee to which it is a party, and the performance by Ameristar St. Louis of its obligations under the Indenture and the Missouri Guarantee to which it is a party, do not require Ameristar St. Louis to obtain any approval by or make any filing with any governmental authority under any statute, rule or regulation of the State of Missouri, other than approvals and filings previously obtained or made and in full force and effect.
     13. The execution and delivery of the Indenture by Ameristar St. Charles has not violated (i) any applicable statute, rule or regulation of the State of Missouri, (ii) the articles of incorporation of Ameristar St. Charles nor (iii) the bylaws of Ameristar St. Charles. If executed and delivered on the date hereof, the execution and delivery by Ameristar St. Charles of the Missouri Guarantee to which it is a party would not violate (a) any applicable statute, rule or regulation of the State of Missouri, (b) the articles of incorporation of Ameristar St. Charles nor (c) the bylaws of Ameristar St. Charles.
     14. The execution and delivery of the Indenture by Ameristar Kansas City has not violated (i) any applicable statute, rule or regulation of the State of Missouri, (ii) the articles of incorporation of Ameristar Kansas City nor (iii) the bylaws of Ameristar Kansas City. If executed and delivered on the date hereof, the execution and delivery by Ameristar Kansas City of the Missouri Guarantee to which it is a party would not violate (a) any applicable statute, rule or regulation of the State of Missouri, (b) the articles of incorporation of Ameristar Kansas City nor (c) the bylaws of Ameristar Kansas City.
     15. The execution and delivery of the Indenture by Ameristar St. Louis has not violated (i) any applicable statute, rule or regulation of the State of Missouri, (ii) the articles of incorporation of Ameristar St. Louis nor (iii) the bylaws of Ameristar St. Louis. If executed and delivered on the date hereof, the execution and delivery by Ameristar St. Louis of the Missouri Guarantee to which it is a party would not violate (a) any applicable statute, rule or regulation of the State of Missouri, (b) the articles of incorporation of Ameristar St. Louis nor (c) the bylaws of Ameristar St. Louis.
     Please note that we are opining only as to the matters expressly set forth herein, and no opinion should be inferred as to any other matter. The opinions expressed herein are rendered on the date hereof and are based upon the applicable laws, rules and regulations in effect and the facts in existence as they currently exist. In delivering this letter to you, we assume no obligation, and we advise you that we shall make no effort, to update the opinions set forth herein, or to conduct an inquiry into the continued accuracy of such opinions, or to apprise any addressee hereof, its counsel or its assignees of any facts, matters, transactions, events or occurrences taking place, and of which we may acquire knowledge or of any change in any applicable laws or facts occurring after such time as the Registration Statement is declared effective.

     We consent to your filing this opinion as an exhibit to the Registration Statement in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Act, and to the reference to our firm contained in the Prospectus under the heading “Legal Matters.” In giving such consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission thereunder.

Very truly yours,
/s/ Mitchell Albert